LEGAL SERVICES AGREEMENT

This Legal Services Agreement (the “Agreement”) dated as of, and to be effective as of, March 11, 2025 (the “Effective Date”), is by and between Newlan Law Firm, PLLC, by and through its Managing Member, Eric Newlan (“Attorney”), and Software Effective Solutions Corp., a Louisiana corporation (“SFWJ”). Each of Attorney and SFWJ are a “Party” and, collectively, the “Parties”.

RECITALS

WHEREAS, as of the date of this Agreement, SFWJ owes Attorney pursuant to an invoice dated March 11, 2025, in the amount of $24,850.00 (the “Current Amount Due”), a copy of the invoice relating to the Current Amount Due being attached hereto as Exhibit A and made a part hereof; and

WHEREAS, currently, SFWJ desires for Attorney to continue to serve as its general legal counsel and to be responsible for corporate and securities matters for SFWJ, including, without limitation, matters related to any future acquisition transactions, SFWJ’s current Offering Statement of Form 1-A (the “Offering Statement”), OTC Markets periodic filings and contract negotiating and drafting (collectively, the “Corporate and Securities Work”); and

WHEREAS, Attorney desires to serve as general legal counsel for SFWJ and be responsible for the Corporate and Securities Work, as described in the foregoing Recital; and

WHEREAS, Attorney and SFWJ desire to enter into an agreement for legal services, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows:

1.Corporate and Securities Work. The “Corporate and Securities Work” to be completed by Attorney under this Agreement shall include:

(a)the preparation of all documentation as may be necessary for SFWJ to effect any future acquisition transaction, on such terms and conditions as the Board of Directors of SFWJ shall determine;

LEGAL SERVICES AGREEMENT   |   PAGE 1

(b)the preparation, filing and qualification of a Post-Qualification Amendment to the Company’s current Offering Statement on Form 1-A (including issuance opinions, as requested, and Blue Sky matters) to be filed with the SEC (the “Offering Statement”), including and further post-qualification amendments thereto during the Term (as defined below);

(c)the review of press releases and other public announcements;

(d)the preparation of all necessary board and shareholder actions and minutes related to the foregoing; and

(e) the negotiation, drafting and/or review of various agreements within Attorney’s area of practice.

2.Payments to Attorney. In consideration of Attorney’s entering into this Agreement, SFWJ shall deliver the following to Attorney:

(a)For the Current Amount Due. On the Effective Date, a $24,850.00 principal amount promissory note (the “Current Amount Note”), in the form of Exhibit B attached hereto; and

(b)For the Corporate and Securities Work. In consideration of the Corporate and Securities Work to be provided by Attorney at a turn-key cost, on the Effective Date, a $35,000.00 principal amount promissory note (the “Work Note”), in the form of Exhibit C attached hereto (collectively, the Current Amount Note and the Work Note, the “Notes”).

The Company agrees and acknowledges that the Notes are fully earned as of the Effective Date of this Agreement, in consideration of Attorney’s execution of this Agreement and concomitant acceptance of his duties as set forth in this Agreement, the full execution of which will limit Attorney’s ability to engage in other potential client relationships with other parties. The Company hereby agrees to furnish any documentation necessary for Attorney to deposit the shares of common stock of SFWJ underlying the Notes (the “Conversion Shares”) with a FINRA registered broker/dealer, once any applicable holding period shall have elapsed.

The Company further agrees and acknowledges that the Notes shall be issued in the name of “NLF Support Services, LLC,” a wholly-owned investment subsidiary of Newlan Law Firm, PLLC. The term “Attorney,” as defined herein, shall include NLF Support Services, LLC, unless the context shall require otherwise.

3.Term of Agreement. This Agreement shall extend from the Effective Date through September 30, 2025 (the “Term”); provided, however, that Attorney shall provide services associated with the Offering Statement that may be required after the expiration of the Term.

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4.Representations of SFWJ. SFWJ represents and warrants to Attorney that:

(a)SFWJ will cooperate fully and timely with Attorney to enable Attorney to perform Attorney’s obligations hereunder.

(b)The execution and performance of this Agreement by SFWJ has been duly authorized by the Board of Directors of SFWJ.

(c)The performance by SFWJ of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of SFWJ or any contractual obligation by which SFWJ may be bound.

(d)SFWJ will make its best efforts to qualify the Offering Statement.

5.Representations of Attorney. Attorney represents and warrants to SFWJ that:

(a)Attorney is acquiring the Notes and the Conversion Shares for Attorney’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the “1933 Act”); provided, however, that by making the representations herein, Attorney does not agree to hold any of the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Conversion Shares at any time in accordance with, or pursuant to, a registration statement or an exemption under the 1933 Act.

(b)The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)Attorney understands that the Note and the Conversion Shares are being issued to Attorney in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that SFWJ is relying upon the truth and accuracy of, and Attorney’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Attorney set forth herein, in order to determine the availability of such exemptions.

(d)Attorney understands that, until such time as the Notes and the Conversion Shares shall have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Notes and the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer thereof):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER

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APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(e)The execution and performance of this Agreement by Attorney has been duly authorized by the governing body of Attorney.

(f)The performance by Attorney of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of Attorney or any contractual obligation by which Attorney may be bound.

6.Non-Public Information. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Attorney’s services and upon the written request of SFWJ, any original documentation provided by SFWJ will be returned to it. Attorney will not directly or indirectly buy or sell any securities of SFWJ at any time when Attorney is privy to non-public information.

7.Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (1) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (2) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to SFWJ, to:

Software Effective Solutions Corp.

Attention: Gabriel Díaz

6500 River Place Blvd, Building 7, Suite 250

Austin, Texas 78730

E-mail: gdiaz@medcana.co

If to Attorney, to:

Newlan Law Firm, PLLC

Attention: Eric Newlan

2201 Long Prairie Road, Suite 107-762

Flower Mound, Texas 75022

E-mail: eric@newlanpllc.com

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8.Miscellaneous.

(a)In the event of a dispute between the parties, both Consultant and the Company agree to settle said dispute through the American Arbitration Association (the “Association”) at the Association’s Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

(b)This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

(c)This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

(d)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

SFWJ:

SOFTWARE EFFECTIVE SOLUTIONS CORP.

By: /s/ Gabriel Díaz

Gabriel Díaz

Chief Executive Officer

ATTORNEY:

NEWLAN LAW FIRM, PLLC

By: /s/ Eric Newlan

Eric Newlan

Managing Member

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EXHIBIT A

INVOICE

INVOICE – 3/11/2025

Software Effective Solutions Corp.

For Professional Services Rendered, Previously Invoiced

Net of Payments Received on Account$12,950.00

For Professional Services Rendered, But Not Previously Invoiced,

from August 3, 2024, Through March 11, 2025

Board and Shareholder Written Actions; Filings with the State of

Louisiana; Draft Miscellaneous Agreements, Debt Instruments and

Related Documents; Draft Exchange Agreements; Draft Series B

Preferred Stock Designation; OTC Markets Periodic Filings, including

Filing Extension Notices and Quarterly Reports; Miscellaneous

Corporate Counsel; Telephone Conferences; Correspondence

29.8 Hours @ $500/Hour14,900.00

Discount Per Oral Agreement(3,000.00)

Total Professional Services24,850.00

BALANCE DUE$24,850.00

Due on Receipt

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EXHIBIT B

Form of Current Amount Note

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE MAKER, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

8% CONVERTIBLE PROMISSORY NOTE

Principal Amount: $24,850.00Issuance Date: March 11, 2025

FOR VALUE RECEIVED, Software Effective Solutions Corp., a Louisiana corporation (the “Company”), promises to pay to NLF Support Services, LLC (“Holder”), the Principal Amount, together with interest accrued thereon, as hereinafter provided.

Certain capitalized terms used herein are defined in Section 20.

1.Interest.

(a)Rate. Interest shall accrue on the Principal Amount at the rate of eight percent (8%) per annum (“Interest”) commencing as of the Issuance Date and continuing through the date on which this Note automatically converts as provided in Section 2 below or the Company otherwise fully satisfies all of its obligations under this Note. All computations of Interest hereunder shall be made on the basis of a 360-day year of twelve 30-day months.

(b)Default Rate. If all or a portion of the Principal Amount or Interest shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), the Company hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding, the date such amount is paid in full, at twelve percent (12%) per annum until the date such overdue amount is paid in full.

2.Maturity; Conversion. This Note shall mature on the earlier of the Qualification Date or March 11, 2026, as provided in this Section 2.

(a)Conversion.

(i)Automatic Conversion on Qualification Date. On the Qualification Date, the Outstanding Balance shall, without any action on the part of Holder, automatically convert into a number of Conversion Shares calculated by dividing the Outstanding Balance by the Conversion Rate (“Automatic Conversion”). Upon issuance as provided in this Section 2(a)(i), the Conversion Shares shall be fully paid and non-assessable shares of the Common Stock of the Company. As of the Qualification Date, this Note shall be of no further force or effect and the Company’s only obligation to Holder shall be to deliver a certificate evidencing the Conversion Shares.

(ii)Mechanics of Conversion.

(1)Upon the Qualification Date, the Company shall provide Holder with written notice thereof and within two business days thereafter, Holder shall surrender this Note to the Company in the manner provided in such notice. Upon conversion and surrender of this Note, Holder hereby agrees to execute and deliver to the Company a subscription agreement (the “Subscription Agreement”), in the form included in the Offering Statement on Form 1-A that embodies the Regulation A Offering.

(2)The Company shall, as soon as practicable after the surrender of this Note and delivery of the Subscription Agreement as provided in Section 2(a)(ii)(1) above, issue and deliver to Holder, a certified book statement representing the number of Conversion Shares to which Holder shall be entitled. The Company shall not be obligated to issue any certificate or other instrument evidencing any Conversion Shares, unless this Note is either delivered to the Company or Holder notifies the Company that this Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by the Company in connection therewith.

(iii)No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. No fractional shares of equity securities shall be issued upon conversion of this Note into Conversion Shares. In lieu of fractional shares to which Holder would otherwise be entitled, the Company shall round up any fractional share to the next whole share.

(iv)Cancellation of Note. Upon the conversion of this Note pursuant to this Section 2(a), this Note shall be canceled and of no further force or effect and, Holder’s only remedy shall be to receive a certificate representing the Conversion Shares.

(b)Payment on Maturity. Unless sooner converted in accordance with Section 2(a), the Outstanding Balance shall become due and payable by the Company on July 31, 2025 (the “Maturity Date”). The Company shall pay to Holder the Outstanding Balance without deduction by reason of any set-off, defense or counterclaim in immediately available funds in lawful currency of the United States of America at Holder’s address on file with the Company or at such other place as Holder shall have designated to the Company in writing. Payment shall be credited first to any costs, expenses or charges then payable to Holder, then to accrued but unpaid interest then due and payable, and then to principal.

(c)Fundamental Transaction. If, prior to an Automatic Conversion or payment of the Outstanding Balance upon Maturity, the Company proposes to enter into or become a party to a Fundamental Transaction, then the Company shall transmit to Holder a Fundamental Transaction Notice not less than twenty (20) days prior to the closing date of such proposed Fundamental Transaction and Holder shall have the option to cause the Successor Entity to assume this Note as provided in Subsection 2(c)(i) or to convert this Note into shares of Common Stock as provided in Subsection 2(c)(ii) below. Holder shall communicate its election with respect to this Note not less than ten (10) days prior to the date of the Fundamental Transaction in the manner directed in the Fundamental Transaction Notice (the “Election Date”). If Holder fails to communicate its election to the Company prior to the Election Date, this Note automatically shall be assumed by the Successor Entity as provided in Section 2(c)(i) below.

(i)Assumption by Successor Entity upon Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 2(c)(i) pursuant to written agreements in form and substance reasonably satisfactory to Holder and approved by Holder (without unreasonable delay) prior to such Fundamental Transaction, including an agreement to deliver to Holder a promissory note made by the Successor Entity, which includes terms, provisions and conditions similar to the terms, provisions and conditions of this Note in all material respects, and shall provide for a principal amount and interest rate equal to the principal amount and the interest rate of this Note (the “New Note”), except that the New Note shall not include any conversion right. If Holder elects to cause the Successor Entity to issue the New Note upon the consummation of a Fundamental Transaction, upon the exchange by Holder of this Note for the New Note, this Note shall be of no further force or effect and the rights and obligations of Holder and the Successor Entity shall be as set forth in the New Note.

(ii)Conversion upon Fundamental Transaction. The Fundamental Transaction Notice shall allow for Holder to elect to convert the Outstanding Balance of this Note into Common Stock and set forth the manner in which Holder may make such election and receive Conversion Shares. The Outstanding Balance of this Note shall be convertible into a number of Conversion Shares determined by dividing the Outstanding Balance by either (x) $0.001 per share or (y) an amount equal to 80% of the aggregate fair market value of all consideration paid by the Successor Entity for each share of Common Stock acquired in the Fundamental Transaction or, if the Successor Entity did not acquire the capital stock of the Company directly from the Company’s stockholders, the amount distributed by the Company to the Company’s stockholders for each share of Common Stock outstanding, whichever yields to Holder the greatest number of Conversion Shares.

3.Reservation of Securities. The Company shall at all times reserve and keep available out of (a) its authorized but unissued shares of Common Stock and (b) the number of shares of Common Stock offered in the Regulation A Offering for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of this Note.

4.Restrictive Legend. Any securities issuable upon the conversion of this Note shall be stamped or imprinted with legends substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

The certified book statement representing the Conversion Shares also will be imprinted with any legends required under the state securities laws of the jurisdiction in which Holder is domiciled or resides.

5.Events of Default. If any of the following events of default (collectively, “Events of Default”) shall occur prior to the Maturity Date:

(a)the Company shall fail to make the payment of any principal or interest for a period of thirty (30) days after the date such payment shall become due and payable hereunder;

(b)the Company shall fail to comply with any covenant, agreement or term contained in this Note in any material respect (other than the payment of principal or interest), and such failure has continued for thirty (30) days after the Company has been notified in writing of such failure by Holder;

(c)the liquidation, termination or dissolution of the Company or its ceasing to carry on actively its present business or the appointment of a receiver for a material portion of its property, or the making of an assignment for the benefit of creditors by the Company; or

(d)the institution of bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings by or against the Company, and, if so instituted against the Company, the pendency thereof for thirty (30) days, then, and in any such event the Company shall inform Holder in writing of, and promptly upon, occurrence of such event and thereupon and at any time thereafter while such Event of Default is continuing, Holder, by written notice to the Company (the “Default Notice”), may declare the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon, to be immediately due and payable no later than thirty (30) days after receipt of such Default Notice by the Company; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (c) or (d) or above, then this Note shall become immediately due and payable without the necessity of any action by Holder or notice to the Company.

6.Waiver. The Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and also waive any delay on the part of Holder hereof. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

7.Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Transaction Documents or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

8.Parties in Interest. This Note shall be binding upon the Company and its successors and permitted assigns and the terms hereof shall inure to the benefit of Holder and its successors and permitted assigns.

9.Amendments. This Note may be amended, modified or terminated only by a written instrument executed by the Company and Holder. Any amendment, modification or termination so effected shall be binding upon the Company, Holder and all of its successors and permitted assigns, whether or not such party, assignee or other holder entered into or approved such amendment, modification or termination.

10.Binding Effect. The obligations of the Company and Holder set forth herein shall be binding upon the successors and permitted assigns of each such party.

11.Maximum Permissible Rate. Notwithstanding anything herein to the contrary, payment of any interest, expense or other amount shall not be required if such payment would be unlawful. In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

12.Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

13.Reserved.

14.Indemnity and Enforcement Expenses. The Company agrees:

(a)to indemnify and hold harmless Holder and each of officers, directors, members, employees, agents, Affiliates and successors from and against any and all claims, damages, demands, losses, obligations, judgments, suits, actions, threats and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Note; and

(b)to pay and reimburse Holder upon demand for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Company to perform or observe any of the provisions hereof.

The provisions of this Section 14 shall survive the execution and delivery of this Note, the repayment of any or all of the Principal Amount and/or Accrued Interest and the conversion of all or any portion of the Outstanding Balance.

15.Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement, including relating to the dissolution of the Company, whether sounding in contract, tort, equity or otherwise, shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

16.Governing Law; Venue. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Louisiana or in the federal courts located in Dallas, Texas. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

17.Replacement of Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like tenor and amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, Holder shall furnish to the Company: (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

18.Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

19.Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company, to:

Software Effective Solutions Corp.

Attention: Gabriel Díaz

6500 River Place Blvd, Building 7, Suite 250

Austin, Texas 78730

E-mail: gdiaz@medcana.co

If to Holder:

NLF Support Services, LLC

16380 County Road 306

Buena Vista, Colorado 81211

Attention: Director of Investments

20.Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in this Section 1.

(a)“Common Stock” means the Company’s common stock, par value $0.001 per share.

(b)“Conversion Rate” means the rate at which the Outstanding Balance converts into shares of Common Stock, which shall be equal to the Offering Price.

(c)“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note, comprising shares of Common Stock offered in the Regulation A Offering and Holder shall be deemed to have purchased the Conversion Shares in the Regulation A Offering.

(d)“Exchange Act” means the Securities Exchange Act of 1934.

(e)“Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of capital stock (not including any shares of capital stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization or spin-off) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of capital stock of the Company, or (v) reorganize, recapitalize or reclassify its class of common stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate capital stock of the Company outstanding.

(f)“Fundamental Transaction Notice” means the written notice from the Company to Holder describing a proposed Fundamental Transaction which shall include all material nonpublic information then possessed by the Company pertaining to the Fundamental Transaction and the Successor Entity, including the fair market value of the consideration to be paid by the Successor for each share of Common Stock outstanding.

(g)“Note” shall mean this 8% Convertible Promissory Note.

(h)“Offering Price” shall mean the price at which the shares of Common Stock are offered in the Regulation A Offering.

(i)“Outstanding Balance” shall mean the Principal Amount and all interest accrued thereon at any time as calculated in accordance with this Note.

(j)“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(k)“Qualification Date” shall mean the date on which the Company’s offering circular with respect to the offering of Common Stock pursuant to Regulation A is first “qualified” by the SEC and any other relevant state or other jurisdictional qualification.

(l)“Regulation A” shall mean Regulation A of the rules and regulations promulgated under the Securities Act.

(m)“Regulation A Offering” shall mean the first offering of shares of Common Stock to be undertaken by the Company pursuant to Regulation A after the Issuance Date of this Note.

(n)“Required Holders” means the holders of at least a majority of the principal amount of the Notes then outstanding.

(o)“SEC” shall mean the United States Securities and Exchange Commission.

(p)“Securities Act” shall mean the Securities Act of 1933, as amended.

(q)“Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

The Company has caused this Convertible Promissory Note to be signed in its name and executed as of the date first written above.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

EXEMPLAR

By: ________________________

Gabriel Díaz

Chief Executive Officer

EXHIBIT C

Form of Work Note

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE MAKER, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

8% CONVERTIBLE PROMISSORY NOTE

Principal Amount: $35,000.00Issuance Date: March 11, 2025

FOR VALUE RECEIVED, Software Effective Solutions Corp., a Louisiana corporation (the “Company”), promises to pay to NLF Support Services, LLC (“Holder”), the Principal Amount, together with interest accrued thereon, as hereinafter provided.

Certain capitalized terms used herein are defined in Section 20.

1.Interest.

(a)Rate. Interest shall accrue on the Principal Amount at the rate of eight percent (8%) per annum (“Interest”) commencing as of the Issuance Date and continuing through the date on which this Note automatically converts as provided in Section 2 below or the Company otherwise fully satisfies all of its obligations under this Note. All computations of Interest hereunder shall be made on the basis of a 360-day year of twelve 30-day months.

(b)Default Rate. If all or a portion of the Principal Amount or Interest shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), the Company hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding, the date such amount is paid in full, at twelve percent (12%) per annum until the date such overdue amount is paid in full.

2.Maturity; Conversion. This Note shall mature on the earlier of the Qualification Date or March 11, 2026, as provided in this Section 2.

(a)Conversion.

(i)Automatic Conversion on Qualification Date. On the Qualification Date, the Outstanding Balance shall, without any action on the part of Holder, automatically convert into a number of Conversion Shares calculated by dividing the Outstanding Balance by the Conversion Rate (“Automatic Conversion”). Upon issuance as provided in this Section 2(a)(i), the Conversion Shares shall be fully paid and non-assessable shares of the Common Stock of the Company. As of the Qualification Date, this Note shall be of no further force or effect and the Company’s only obligation to Holder shall be to deliver a certificate evidencing the Conversion Shares.

(ii)Mechanics of Conversion.

(1)Upon the Qualification Date, the Company shall provide Holder with written notice thereof and within two business days thereafter, Holder shall surrender this Note to the Company in the manner provided in such notice. Upon conversion and surrender of this Note, Holder hereby agrees to execute and deliver to the Company a subscription agreement (the “Subscription Agreement”), in the form included in the Offering Statement on Form 1-A that embodies the Regulation A Offering.

(2)The Company shall, as soon as practicable after the surrender of this Note and delivery of the Subscription Agreement as provided in Section 2(a)(ii)(1) above, issue and deliver to Holder, a certified book statement representing the number of Conversion Shares to which Holder shall be entitled. The Company shall not be obligated to issue any certificate or other instrument evidencing any Conversion Shares, unless this Note is either delivered to the Company or Holder notifies the Company that this Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by the Company in connection therewith.

(iii)No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. No fractional shares of equity securities shall be issued upon conversion of this Note into Conversion Shares. In lieu of fractional shares to which Holder would otherwise be entitled, the Company shall round up any fractional share to the next whole share.

(iv)Cancellation of Note. Upon the conversion of this Note pursuant to this Section 2(a), this Note shall be canceled and of no further force or effect and, Holder’s only remedy shall be to receive a certificate representing the Conversion Shares.

(b)Payment on Maturity. Unless sooner converted in accordance with Section 2(a), the Outstanding Balance shall become due and payable by the Company on July 31, 2025 (the “Maturity Date”). The Company shall pay to Holder the Outstanding Balance without deduction by reason of any set-off, defense or counterclaim in immediately available funds in lawful currency of the United States of America at Holder’s address on file with the Company or at such other place as Holder shall have designated to the Company in writing. Payment shall be credited first to any costs, expenses or charges then payable to Holder, then to accrued but unpaid interest then due and payable, and then to principal.

(c)Fundamental Transaction. If, prior to an Automatic Conversion or payment of the Outstanding Balance upon Maturity, the Company proposes to enter into or become a party to a Fundamental Transaction, then the Company shall transmit to Holder a Fundamental Transaction Notice not less than twenty (20) days prior to the closing date of such proposed Fundamental Transaction and Holder shall have the option to cause the Successor Entity to assume this Note as provided in Subsection 2(c)(i) or to convert this Note into shares of Common Stock as provided in Subsection 2(c)(ii) below. Holder shall communicate its election with respect to this Note not less than ten (10) days prior to the date of the Fundamental Transaction in the manner directed in the Fundamental Transaction Notice (the “Election Date”). If Holder fails to communicate its election to the Company prior to the Election Date, this Note automatically shall be assumed by the Successor Entity as provided in Section 2(c)(i) below.

(i)Assumption by Successor Entity upon Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 2(c)(i) pursuant to written agreements in form and substance reasonably satisfactory to Holder and approved by Holder (without unreasonable delay) prior to such Fundamental Transaction, including an agreement to deliver to Holder a promissory note made by the Successor Entity, which includes terms, provisions and conditions similar to the terms, provisions and conditions of this Note in all material respects, and shall provide for a principal amount and interest rate equal to the principal amount and the interest rate of this Note (the “New Note”), except that the New Note shall not include any conversion right. If Holder elects to cause the Successor Entity to issue the New Note upon the consummation of a Fundamental Transaction, upon the exchange by Holder of this Note for the New Note, this Note shall be of no further force or effect and the rights and obligations of Holder and the Successor Entity shall be as set forth in the New Note.

(ii)Conversion upon Fundamental Transaction. The Fundamental Transaction Notice shall allow for Holder to elect to convert the Outstanding Balance of this Note into Common Stock and set forth the manner in which Holder may make such election and receive Conversion Shares. The Outstanding Balance of this Note shall be convertible into a number of Conversion Shares determined by dividing the Outstanding Balance by either (x) $0.001 per share or (y) an amount equal to 80% of the aggregate fair market value of all consideration paid by the Successor Entity for each share of Common Stock acquired in the Fundamental Transaction or, if the Successor Entity did not acquire the capital stock of the Company directly from the Company’s stockholders, the amount distributed by the Company to the Company’s stockholders for each share of Common Stock outstanding, whichever yields to Holder the greatest number of Conversion Shares.

3.Reservation of Securities. The Company shall at all times reserve and keep available out of (a) its authorized but unissued shares of Common Stock and (b) the number of shares of Common Stock offered in the Regulation A Offering for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock then issuable upon the conversion of this Note.

4.Restrictive Legend. Any securities issuable upon the conversion of this Note shall be stamped or imprinted with legends substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

The certified book statement representing the Conversion Shares also will be imprinted with any legends required under the state securities laws of the jurisdiction in which Holder is domiciled or resides.

5.Events of Default. If any of the following events of default (collectively, “Events of Default”) shall occur prior to the Maturity Date:

(a)the Company shall fail to make the payment of any principal or interest for a period of thirty (30) days after the date such payment shall become due and payable hereunder;

(b)the Company shall fail to comply with any covenant, agreement or term contained in this Note in any material respect (other than the payment of principal or interest), and such failure has continued for thirty (30) days after the Company has been notified in writing of such failure by Holder;

(c)the liquidation, termination or dissolution of the Company or its ceasing to carry on actively its present business or the appointment of a receiver for a material portion of its property, or the making of an assignment for the benefit of creditors by the Company; or

(d)the institution of bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings by or against the Company, and, if so instituted against the Company, the pendency thereof for thirty (30) days, then, and in any such event the Company shall inform Holder in writing of, and promptly upon, occurrence of such event and thereupon and at any time thereafter while such Event of Default is continuing, Holder, by written notice to the Company (the “Default Notice”), may declare the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon, to be immediately due and payable no later than thirty (30) days after receipt of such Default Notice by the Company; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (c) or (d) or above, then this Note shall become immediately due and payable without the necessity of any action by Holder or notice to the Company.

6.Waiver. The Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and also waive any delay on the part of Holder hereof. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

7.Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Transaction Documents or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

8.Parties in Interest. This Note shall be binding upon the Company and its successors and permitted assigns and the terms hereof shall inure to the benefit of Holder and its successors and permitted assigns.

9.Amendments. This Note may be amended, modified or terminated only by a written instrument executed by the Company and Holder. Any amendment, modification or termination so effected shall be binding upon the Company, Holder and all of its successors and permitted assigns, whether or not such party, assignee or other holder entered into or approved such amendment, modification or termination.

10.Binding Effect. The obligations of the Company and Holder set forth herein shall be binding upon the successors and permitted assigns of each such party.

11.Maximum Permissible Rate. Notwithstanding anything herein to the contrary, payment of any interest, expense or other amount shall not be required if such payment would be unlawful. In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

12.Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

13.Reserved.

14.Indemnity and Enforcement Expenses. The Company agrees:

(a)to indemnify and hold harmless Holder and each of officers, directors, members, employees, agents, Affiliates and successors from and against any and all claims, damages, demands, losses, obligations, judgments, suits, actions, threats and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Note; and

(b)to pay and reimburse Holder upon demand for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Company to perform or observe any of the provisions hereof.

The provisions of this Section 14 shall survive the execution and delivery of this Note, the repayment of any or all of the Principal Amount and/or Accrued Interest and the conversion of all or any portion of the Outstanding Balance.

15.Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement, including relating to the dissolution of the Company, whether sounding in contract, tort, equity or otherwise, shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

16.Governing Law; Venue. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Louisiana or in the federal courts located in Dallas, Texas. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

17.Replacement of Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like tenor and amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, Holder shall furnish to the Company: (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

18.Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

19.Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company, to:

Software Effective Solutions Corp.

Attention: Gabriel Díaz

6500 River Place Blvd, Building 7, Suite 250

Austin, Texas 78730

E-mail: gdiaz@medcana.co

If to Holder:

NLF Support Services, LLC

16380 County Road 306

Buena Vista, Colorado 81211

Attention: Director of Investments

20.Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in this Section 1.

(a)“Common Stock” means the Company’s common stock, par value $0.001 per share.

(b)“Conversion Rate” means the rate at which the Outstanding Balance converts into shares of Common Stock, which shall be equal to the Offering Price.

(c)“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note, comprising shares of Common Stock offered in the Regulation A Offering and Holder shall be deemed to have purchased the Conversion Shares in the Regulation A Offering.

(d)“Exchange Act” means the Securities Exchange Act of 1934.

(e)“Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of capital stock (not including any shares of capital stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization or spin-off) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of capital stock of the Company, or (v) reorganize, recapitalize or reclassify its class of common stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate capital stock of the Company outstanding.

(f)“Fundamental Transaction Notice” means the written notice from the Company to Holder describing a proposed Fundamental Transaction which shall include all material nonpublic information then possessed by the Company pertaining to the Fundamental Transaction and the Successor Entity, including the fair market value of the consideration to be paid by the Successor for each share of Common Stock outstanding.

(g)“Note” shall mean this 8% Convertible Promissory Note.

(h)“Offering Price” shall mean the price at which the shares of Common Stock are offered in the Regulation A Offering.

(i)“Outstanding Balance” shall mean the Principal Amount and all interest accrued thereon at any time as calculated in accordance with this Note.

(j)“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(k)“Qualification Date” shall mean the date on which the Company’s offering circular with respect to the offering of Common Stock pursuant to Regulation A is first “qualified” by the SEC and any other relevant state or other jurisdictional qualification.

(l)“Regulation A” shall mean Regulation A of the rules and regulations promulgated under the Securities Act.

(m)“Regulation A Offering” shall mean the first offering of shares of Common Stock to be undertaken by the Company pursuant to Regulation A after the Issuance Date of this Note.

(n)“Required Holders” means the holders of at least a majority of the principal amount of the Notes then outstanding.

(o)“SEC” shall mean the United States Securities and Exchange Commission.

(p)“Securities Act” shall mean the Securities Act of 1933, as amended.

(q)“Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

The Company has caused this Convertible Promissory Note to be signed in its name and executed as of the date first written above.

SOFTWARE EFFECTIVE SOLUTIONS CORP.

EXEMPLAR

By: ________________________

Gabriel Díaz

Chief Executive Officer